Exhibit 23.3

CONSENT OF ERNST& YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PLX Technology, Inc. 1999 Stock Incentive Plan of our report dated February 24, 2005, with respect to the consolidated financial statements and schedule of PLX Technology, Inc. for the year ended December 31, 2004, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

July 14, 2006